Exhibit 8.3

Commerce & Finance Law Offices

6F NCI Tower, A12 Jianguomenwai Avenue,

Chaoyang District, Beijing, PRC; Postcode: 100022

Tel: (8610) 65693399 Fax: (8610) 65693838, 65693836, 65693837, 65693839

E-mail Add : beijing@tongshang.com Website: www.tongshang.com.cn

[—], 2014

Zhaopin Limited

6/F, Fosun International Centre

237 Chaoyang North Road

Chaoyang District, Beijing 100020

The People’s Republic of China

Dear Sirs:

We are qualified lawyers of the People’s Republic of China (the “PRC” which, for the purposes of this opinion, excludes the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) and are qualified to issue an opinion on the laws and regulations of the PRC.

We have acted as PRC counsel for Zhaopin Limited (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with (i) the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), originally filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, on [—], 2014, relating to the initial public offering by the Company of American Depositary Shares (“ADSs”), representing ordinary shares, par value US$0.01 per share, of the Company, and (ii) the Company’s proposed listing of the ADSs on the [New York Stock Exchange].

We have examined the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed necessary or appropriate as a basis for the opinion hereinafter set forth. In such examination, we have assumed the accuracy of the factual matters described in the Registration Statement and that the Registration Statement and other documents will be executed by the parties in the forms provided to and reviewed by us. We have also assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we are of the opinion that:

1.	Under the PRC Enterprise Income Tax Law and the Implementation Regulations of the PRC Enterprise Income Tax Law (collectively, “the EIT Law”) which took effect on January 1, 2008, an enterprise established outside of the PRC with its “de facto management body” within the PRC may be deemed by the PRC tax authorities to be a “resident enterprise” and subject to PRC enterprise income tax at a rate of 25% in respect of income sourced from both within and outside the PRC. If the relevant tax authorities determine, in accordance with the EIT Law and other applicable tax rules and regulations, that the actual management organ of the Company is within the territory of China, the Company may be deemed to be a resident enterprise for the purpose of the EIT Law and be subject to enterprise income tax at the rate of 25% on its income sourced from both within and outside China. As confirmed by the Company, up to the date of this opinion, it has not been notified or informed by the PRC tax authorities that it has been deemed to be a resident enterprise for the purpose of the EIT Law.

2.	Pursuant to the Circular on Strengthening the Administration of Enterprise Income Tax on Share Transfers by Non-PRC Resident Enterprises, or Circular 698, issued by the State Administration of Taxation on December 10, 2009 and notices issued by the State Administration of Taxation on March 28, 2011 and on December 12, 2013 respectively, where a non-PRC resident enterprise indirectly transfers the equity interests of a PRC resident enterprise by disposing of the equity interests of an overseas holding company (such transfer, an “Indirect Transfer”) and such overseas holding company is located in a tax jurisdiction that: (i) has an effective tax rate less than 12.5% or (ii) does not tax foreign income of its residents, the non-PRC resident enterprise shall report this Indirect Transfer to the competent tax authority in the PRC.

3.	The statements set forth in the Registration Statement under the caption “Taxation”, insofar as they purport to constitute summaries of the EIT Law and Circular 698, constitute accurate summaries of the matters described therein in all material respects and such statements, to the extent they are statements of legal conclusions, constitute our opinion.

We do not express any opinion herein concerning any law or circular other than the EIT Law and Circular 698.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the reference to our firm under the headings “Taxation” in the Registration Statement.

Sincerely,

Commerce & Finance Law Offices

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